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

ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                                    QUARTERS                       SIX MONTHS
PERIODS ENDED JUNE 30                                         1999            1998            1999            1998
------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:

Net Income.......................................    $     247,000   $   1,010,000   $     441,000   $   1,528,000
                                                     =============   =============   =============   =============

Weighted Average Shares Outstanding (1)..........        3,937,371       3,936,719       3,937,371       3,936,719
                                                     =============   =============   =============   =============

Basic Earnings Per Share (1).....................            $ .06           $ .26           $ .11           $ .39
                                                             =====           =====           =====           =====

DILUTED EARNINGS PER SHARE:

Net Income.......................................    $     247,000   $   1,010,000   $     441,000   $   1,528,000
                                                     =============   =============   =============   =============

Weighted Average and Dilutive Shares (1):
  Weighted average shares outstanding............        3,937,371       3,936,719       3,937,371       3,936,719
  Dilutive shares................................               --         119,186              --         106,787
                                                     -------------   -------------   -------------   -------------
                                                         3,937,371       4,055,905       3,937,371       4,043,506
                                                     =============   =============   =============   =============

Diluted Earnings Per Share (1)...................            $ .06           $ .25           $ .11           $ .38
                                                             =====           =====           =====           =====
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(1)  Restated  to  reflect a  one-for-five  reverse  stock  split  which  became effective June 1, 1999.